Exhibit 99.1

Datavault AI Inc. Completes Acquisition of API Media

Technology Provider API Media extends Datavault AI and the patented ADIO Technology to the Live Outdoor Event Market

PHILADELPHIA, PENNSYLVANIA / ACCESS Newswire / January 23, 2026 / Datavault AI Inc. (NASDAQ:DVLT) ("Datavault AI" or the "Company"), a leader in data monetization, credentialing, digital engagement and real-world asset tokenization technologies, today announced that it has closed its previously announced acquisition of API Media Innovation Inc. (“API”), a provider of media infrastructure and event technology solutions.

API, headquartered in New Jersey, has a decades-long tradition of providing innovative audio and visual technologies to the world of media, sports, and entertainment. API’s clients include some of the most prestigious and sought-after sports venues and events, made possible through a dedicated and customer-first culture cultivated over decades.

“We are pleased to complete this acquisition, which marks a decisive next step in our strategy to scale Datavault AI’s proprietary data-monetization ecosystem,” said Nathaniel Bradley, Chief Executive Officer of Datavault AI. “API Media’s iconic brand and expertise in multi-channel engagement, data overlay integration, and clutch on-the-fly automation is expected to strengthen our core platform, intended to enrich our culture, and predicted to enhance the value we deliver to enterprise clients through verified, tokenized data assets. This is a leap forward we wanted, and this is the team we have coveted. It’s a dream come true.”

“I am excited to join the Datavault AI family, which will allow us to bring our clients the most advanced capabilities in AI, analytics, and secure data monetization,” said Frank Tomaino, President of API. “Datavault AI’s technology stack transforms how organizations manage and monetize information—creating new revenue streams while maintaining transparency and compliance. Together, we seek to redefine what’s possible in intelligent marketing and audience development.”

“I am looking forward to working with Nate and his team at Datavault AI”, said David Reese, CEO of API Media. “Looking back at my time as CEO of ACTV, a digital media company which formed synergistic relationships with News Corp, Liberty Media, Motorola and many others, I see the same opportunity to forge similar types of relationships with Datavault AI” added Reese. “API Media brings a strong culture of operational implementation, and I see my role as accelerating the gains that Datavault AI has made in the past year”.

With the integration of API , Datavault AI is expected to gain expanded expertise in digital media operations, audience intelligence, and revenue analytics—positioning the company to capture increased market share across enterprise data, advertising, and AI-as-a-Service verticals. The acquisition will reinforce Datavault AI’s role as a global leader in data monetization, blockchain tokenization, and AI-enabled experiential events.

About Datavault AI

Datavault AITM (Nasdaq: DVLT) is leading the way in AI driven data experiences, valuation and monetization of assets in the Web 3.0 environment. The Company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Science and Data Science Divisions. Datavault AI’s Acoustic Science Division features WiSA®, ADIO® and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless HD sound transmission technologies with IP covering audio timing, synchronization and multi-channel interference cancellation. The Data Science Division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation and secure monetization. Datavault AI’s cloud-based platform provides comprehensive solutions serving multiple industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy and more. The Information Data Exchange® (IDE) enables Digital Twins, licensing of name, image and likeness (NIL) by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI’s technology suite is completely customizable and offers AI and Machine Learning (ML) automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring. The Company is headquartered in Philadelphia, PA. Learn more about Datavault AI at www.dvlt.ai.

Forward Looking Statements

This press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws) about the Company and our industry that involve risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words, such as "may," "might," "will," "shall," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "goal," "objective," "seeks," "likely" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. The absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements, including, but not limited to, statements regarding our projections of future strategic implementation, business scaling and market impact and the anticipated operational improvements, value delivery and revenue growth as a result of the acquisition of API, are necessarily based upon estimates and assumptions that, while considered reasonable by Datavault AI and its management, are inherently uncertain. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein. Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: risks related to our ability to successfully integrate API with our existing businesses and operations; changes in economic, market or regulatory conditions; risks relating to evolving regulatory frameworks applicable to tokenized assets; and other risks and uncertainties as more fully described in Datavault AI's filings with the U.S. Securities and Exchange Commission (the "SEC") including its Annual Report on Form 10-K for the year ended December 31, 2024 and other filings that Datavault AI makes from time to time with the SEC, which are available on the SEC's website at www.sec.gov, and could cause actual results to vary from expectations.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Datavault AI undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law. Datavault AI may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Datavault AI's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make.

Investor Contact:

800.491.9665

ir@dvlt.ai

Media Inquiries:

info@dvlt.ai